EXHIBIT 21.1

SUBSIDIARIES

Name	Jurisdiction of Organization
Accel AB	Sweden
Dongguan Littelfuse Electronics Co., Ltd.	China
H.I. Verwaltungs GmbH	Germany
Hamlin Electronics (Suzhou) Ltd.	China
Hamlin Electronics Europe Ltd.	United Kingdom
Hamlin Electronics GmbH	Germany
IXYS, LLC	Delaware
LF Consorcio S. de R.L. de C.V.	Mexico
LFUS LLC	Delaware
Littelfuse Mexico Services, S. de R.L. de C.V.	Mexico
Littelfuse Asia Holding B.V.	Netherlands
Littelfuse Asia Sales B.V.	Netherlands
Littelfuse B.V.	Netherlands
Littelfuse Commercial Vehicle LLC	Delaware
Littelfuse Commercial Vehicle Products, Italy S.r.l.	Italy
Littelfuse Concord Semiconductor, Inc.	Taiwan
Littelfuse da Amazonia, Ltda.	Brazil
Littelfuse Electronics (Kunshan) Co., Ltd.	China
Littelfuse Electronics (Shanghai) Co., Ltd.	China
Littelfuse Electronics Taiwan Co., Ltd.	Taiwan
Littelfuse Europe GmbH	Germany
Littelfuse Far East Pte. Ltd.	Singapore
Littelfuse GmbH	Germany
Littelfuse HK Limited	Hong Kong
Littelfuse Holding GmbH	Germany
Littelfuse Holding IV B.V.	Netherlands
Littelfuse Holding Limited	Ireland
Littelfuse Italian Holdings S.r.l.	Italy
Littelfuse Italy S.r.l.	Italy
Littelfuse Japan G.K.	Japan
Littelfuse KK	Japan
Littelfuse LT, UAB	Lithuania
Littelfuse Mexico Distribution S. de R.L. de C.V.	Mexico
Littelfuse Mexico Holding LLC	Delaware
Littelfuse Mexico Manufacturing B.V.	Netherlands
Littelfuse Phils, Inc.	Philippines
Littelfuse S. de R.L. de C.V.	Mexico
Littelfuse Semiconductor (Wuxi) Co., Ltd.	China
Littelfuse Triad, Inc.	Korea
Productos Electromecanicos BAC, S. de R.L. de C.V.	Mexico
Startco Engineering ULC	Canada
Suzhou Littelfuse OVS Co., Ltd.	China
SymCom, Inc.	South Dakota
Clare N.V.	Belgium

IXYS Clare (Taiwan) Corporation	Taiwan
IXYS Buckeye, LLC	Delaware
IXYS CH GmbH	Switzerland
IXYS Global Services GmbH	Germany
IXYS Holdings Limited	United Kingdom
IXYS Integrated Circuits Division, LLC	Massachusetts
IXYS Integrated Circuits Division AV Inc.	California
IXYS Intl Limited	Cayman Islands
IXYS Korea Ltd.	Korea
IXYS IP Holding (Cayman) Limited	Cayman Islands
IXYS Long Beach, Inc.	California
IXYS San Sabastian, S.A.	Spain
IXYS Semiconductor GmbH	Germany
IXYS Investment Holdings GmbH	Germany
IXYS UK Limited	United Kingdom
IXYS UK Westcode Ltd.	United Kingdom
IXYS Unterstuetzungseinrichtung GmbH	Germany
IXYS USA, LLC	Delaware
Microwave Technology, Inc.	California
Pele Technology, Inc.	Delaware
RadioPulse, Inc.	Korea
Reaction Technology Incorporated	California
Westcode Industries Limited	United Kingdom
Zilog Electronics Philippines, Inc.	Philippines
Zilog, Inc.	Delaware
Zilog International Pte. Ltd.	Singapore
Zilog Japan KK	Japan
Zilog Philippines, Inc.	Philippines
Cole Hersee S de RL de CV	Mexico
CSP-Componentes Semiconductores de Portugal LDA	Portugal
LFUS DEI, Inc.	Colorado
Littelfuse Asia Technology B.V.	Netherlands
Littelfuse France S.A.S.	France
Littelfuse Holding, LLC	Delaware
Littelfuse International (Barbados) Inc.	Barbados
Littelfuse International Holding, LLC	Delaware
Littelfuse Netherlands B.V.	Netherlands
Littelfuse Operations India Private Limited (formerly known as LFUSE Solutions India Private Limited)	India
Littelfuse Singapore (Finance) Pte. Ltd.	Singapore
Monolith Semiconductor Inc.	Delaware
Reaction Tech RE, LLC	Delaware
Reaction Technology Epi, LLC	Delaware